Exh.5

                             ROBERT BRANTL, ESQ.
                              52 Mulligan Lane
                            Irvington, NY 10533
                                914-693-3026

November 11, 2006

China Aoxing Pharmaceutical Company, Inc.
444 Washington Blvd., Unit 2424
Jersey City, NJ 07310

Gentlemen:

I am submitting this letter to be filed as an exhibit to the Registration Statement on Form SB-2 that China Aoxing Pharmaceutical Company, Inc. proposes to file with the Securities and Exchange Commission registering 4,399,816 shares of common stock for resale by the selling shareholders.

I am of the opinion that all corporate proceedings have been taken so that the shares, if and when sold by the selling shareholders, will be legally issued, fully paid, and non-assessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement referred to above and to the reference to me under the heading "Legal Matters" in the prospectus.

                                           Yours,

                                           /s/ Robert Brantl
                                           -----------------
                                           Robert Brantl